Exhibit 1.1
800,000 Shares
Centene Corporation
Common Stock, par value $0.001 per share
UNDERWRITING AGREEMENT
January 27, 2014
BARCLAYS CAPITAL INC.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
Mark T. Mitchell (the “Selling Stockholder”), proposes to sell an aggregate of 800,000 shares (the “Stock”) of common stock, par value $0.001 per share (the “Common Stock”) of Centene Corporation, a Delaware corporation (the “Company”). This agreement (the “Agreement”) is to confirm the agreement concerning the purchase of the Stock from the Selling Stockholder by Barclays Capital Inc. (the “Underwriter”).
1.Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:
(a)A registration statement on Form S-3 relating to the Stock (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the Underwriter. As used in this Agreement:
(i)    “Applicable Time” means 4:05 p.m. (New York City time) on January 27, 2014;
(ii)    “Effective Date” means any date as of which any part of such registration statement relating to the Stock became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;
(iii)    “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Stock;
(iv)    “Preliminary Prospectus” means any preliminary prospectus relating to the Stock included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Stock;
(v)    “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule 2 hereto and each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;

(vi)    “Prospectus” means the final prospectus relating to the Stock, including any prospectus supplement thereto relating to the Stock, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and
(vii)    “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.
Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.
(b)The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Stock, including not having been an “ineligible issuer” (as defined in Rule 405) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the applicable Delivery Date (as defined in Section 5).
(c)The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.
(d)The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 10(f).
(e)The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 10(f).
(f)The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(g)The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 10(f).
(h)Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(i)Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.
(j)Each of the Company and its significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X) all of which are identified on Exhibit C hereto (the “Significant Subsidiaries”), has been duly organized and is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of incorporation or organization, with all power and authority necessary to conduct the business in which it is engaged or to own or lease its properties; and each of the Company and its Significant Subsidiaries is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on (i) the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries (as defined in Section 19 hereof) taken as a whole, whether or not arising in the ordinary course of business or (ii) the ability of the Company to perform its obligations under this Agreement (a “Material Adverse Effect”).
(k)The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company, including the shares of Stock to be sold by the Selling Stockholder to the Underwriter hereunder, have been duly authorized and validly issued, are fully paid and non-assessable, conform, in all material respects, to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform, in all material respects, to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and state securities laws. All of the outstanding shares of capital stock of each

Significant Subsidiary that is a corporation have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in the most recent Preliminary Prospectus and the Prospectus, all of the outstanding shares of capital stock, partnership interests or other ownership interests of each Significant Subsidiary are owned directly or indirectly by the Company, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer, preemptive rights or any other claim of any third party, except as would not, individually or in the aggregate, have a Material Adverse Effect.
(l)The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by considerations of public policy.
(m)The execution and delivery of this Agreement by the Company, the consummation of the transactions contemplated hereby and the Company’s compliance with all of the provisions of this Agreement, do not and will not result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any claim, lien, encumbrance or security interest upon any property or asset of the Company or any of its subsidiaries under, (i) the certificate of incorporation, by-laws, partnership agreement or other constitutive documents of the Company or any of its subsidiaries, (ii) any loan agreement, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their properties or assets is subject, or (iii) any statute, law or any rule, regulation, order or decree of any governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of clauses (ii) and (iii) as would not individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.
(n)No consent, filing with, license, registration, qualification, approval, order or authorization of any governmental agency or body or court is necessary or required in connection with the consummation of the transactions contemplated by this Agreement, except for consents, approvals, orders and authorizations required under the securities or state securities or “Blue Sky” laws or foreign laws or statutes, and except, further, for such consents, approvals, orders and authorizations which have been obtained and are in full force and effect.
(o)Neither the filing of the Registration Statement, the most recent Preliminary Prospectus or the Prospectus nor the offer or sale of the Stock as contemplated by this Agreement gives rise to any rights, other than those which have been duly waived or satisfied, for or relating to the registration of any securities of the Company.
(p)Except as described in the most recent Preliminary Prospectus, neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since the dates as of which information is given in the Registration Statement and the Pricing Disclosure Package, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(q)Since the respective dates as of which information is given in the most recent Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus or the Prospectus, except as otherwise stated therein, (A) no Material Adverse Effect has occurred, (B) there have been no transactions entered into or any liability or obligation, direct or contingent incurred by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
(r)The financial statements and the notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus and the Prospectus, together with the related schedules and notes, comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply as to form in all material respects with the Rules and Regulations, except in each case as may be expressly stated in the related notes thereto. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.
(s)KPMG LLP, who have certified certain consolidated financial statements of the Company, which have audited the Company’s internal control over financial reporting, whose report appears in the most recent Preliminary Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in Section 9(h) hereof, are an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board.
(t)The Company and its subsidiaries maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. The Company’s internal control over financial reporting is effective, and the Company is not aware of any material weaknesses in its internal control over financial reporting.
(u)The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act and that provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Pricing Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (a) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (b) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the principal executive officer and principal financial officer of the Company by others within those entities; and such disclosure controls and procedures are effective.

(v)Any statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.
(w)The Company is not, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Stock, will not be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.
(x)There is no litigation or legal or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property or assets of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which (i) if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect or would be expected to materially and adversely affect the ability of the Company or any of its subsidiaries party thereto, to perform its obligations under this Agreement, except as disclosed in the most recent Preliminary Prospectus and the Prospectus or (ii) is required to be disclosed in the most recent Preliminary Prospectus and the Prospectus and is not disclosed.
(y)There is no contract or document required to be described in the Registration Statement, any Preliminary Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement or to a document incorporated by reference into the Registration Statement, any Preliminary Prospectus or the Prospectus which is not described or filed as required.
(z)There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the most recent Preliminary Prospectus or the Prospectus that have not been described as required.
(aa)No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.
(bb)    Except as described in the Pricing Disclosure Package and the Prospectus, with respect to stock options or other equity incentive grants (collectively, “Awards”) granted subsequent to the adoption of the Sarbanes-Oxley Act on July 31, 2002 pursuant to the equity-based compensation plans of the Company (the “Equity Plans”), (i) no stock options have been granted with an exercise price known at the time to be less than the fair market value of the shares of the common stock of the Company on the business day immediately preceding the date of such grant, (ii) each such grant was made in accordance with the material terms of the Equity Plans, the 1934 Act and all other applicable laws and regulatory rules or requirements, and each such grant has been properly accounted for in all materials respects in accordance with generally accepted accounting principles in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission to the extent required to be disclosed.
(cc)    Neither the Company nor any of its subsidiaries maintains or contributes to any “pension plan” (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title IV of ERISA or any “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA). Each “pension plan” (within the meaning of Section 3(2) of ERISA) maintained by the Company or any of its subsidiaries which is intended to be qualified under Section 401(a) of the United States Internal Revenue Code, as amended (the “Code”), has received a favorable determination or opinion letter from the Internal Revenue Service that such plan is so qualified. Each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) established or maintained by the Company and/or one or more of its subsidiaries is in compliance with the currently applicable provisions of ERISA except for such failures to comply that would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect.
(dd)    Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its subsidiaries have filed on a timely basis, or caused to be filed on a timely basis, in each case, taking into account extensions, any and all tax returns required to be filed by them under applicable law, which returns are complete and correct in all material respects. Neither the Company nor any of its subsidiaries is in default in the payment of any taxes, except as would not, individually or in the aggregate, have a Material Adverse Effect.
(ee)    Neither the Company nor any of its subsidiaries (i) is in violation or breach of its certificate of incorporation, by-laws, partnership agreement or other constitutive documents, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any loan agreement, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is in violation of any law or any rule, regulation, order or decree of any governmental agency or body or court having jurisdiction over the Company or any of the Company’s Subsidiaries or any of their respective properties or assets or (iv) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary for the conduct of its business or the ownership or holding of its property, except in the case of clauses (ii), (iii) and (iv), to the extent any such violation, breach, default or failure would not, individually or in the aggregate, have a Material Adverse Effect.
(ff)    There is, and has been, no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
(gg)    The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.
(hh)    The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(ii)    The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Pricing Disclosure Package and the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Pricing Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.
(jj)    Except as described in the Pricing Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements in all material respects, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries (other than with respect to such notices as have been resolved and for which no costs, obligations or damages remain), and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.
(kk)    The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business in the same or similar industries, and all such insurance is in full force and effect. The Company has no reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.
(ll)    Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.
(mm)    No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends or other distributions to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Pricing Disclosure Package and the Prospectus.
(nn)    Neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(oo)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except as would not, individually or in the aggregate, have a Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened.
(pp)    Neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(qq)    The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Underwriter has consented in accordance with Section 1(i) or 6(a)(vii).
(rr)    Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to cause or result in, or which would not be expected to cause or result in, the stabilization or manipulation of the price of the Stock to facilitate the sale or resale of the Stock.
(ss)    Other than this Agreement and as set forth in the most recent Preliminary Prospectus under the heading “Underwriting,” there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against either the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.
(tt)    Except as disclosed in the Pricing Disclosure Package and the Prospectus, the Company does not have any material lending or other relationship with any bank or lending affiliate of the Underwriter.
(uu)    To the extent required in connection with their respective businesses, each of the Company and its subsidiaries has the requisite provider number or other authorization to bill the Medicare and Medicaid program in the state or states in which such entity operates unless failure to maintain such provider number or other authorization would not, individually or in the aggregate, result in a Material Adverse Effect; neither the Company nor any of its subsidiaries is subject to any pending, or, to the Company’s knowledge, threatened or contemplated action which would reasonably be expected to result either in revocation of any provider number or authorization or in the Company’s or any subsidiary’s exclusion from any state Medicaid programs; the Company’s and each subsidiary’s business practices have been structured in a manner reasonably designed to comply in all material respects with the federal or state laws governing Medicaid programs, and the Company reasonably believes that it is in compliance with such laws in all material respects, except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus; the Company and each subsidiary have taken reasonable actions designed to ensure that they do not: (i) violate the False Claims Act, 31 U.S.C. Sections 3729-3733, (ii) violate 42 U.S.C. Section 1395nn (the “Stark” law, prohibiting self-referrals), (iii) allow any individual with an ownership or control interest (as defined in 42 U.S.C. Section 1320a-3(a)(3)) in the Company or any subsidiary or any officer, director or managing employee (as defined in 42 U.S.C. Section 1320a-5(b)) of the Company or any subsidiary who would be a person excluded from participation in any federal health care program (as defined in 42 U.S.C. Section 1320a-7b(f)) as described in 42 U.S.C. Section 1320a-7(b)(8) to participate in any such federal health care program maintained by the Company or any subsidiary and (iv) violate any other applicable federal healthcare law; and the Company and its subsidiaries have structured their respective business practices in a manner reasonably designed to comply in all material respects with the federal and state laws regarding physician ownership of (or financial relationship with), and the referral to entities providing, healthcare related goods or services, and laws requiring disclosure of financial interests held by physicians in entities to which they may refer patients for the provisions of health care related goods and services, and Company reasonably believes that it is in material compliance with such laws.
(vv)    None of the Company, its subsidiaries nor any of their respective officers, directors or stockholders, or, to the knowledge of the Company, any employee or other agent of the Company or any of its Subsidiaries, has engaged on behalf of the Company or such subsidiary in any of the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under the Medicare or Medicaid or similar state program or from any third party (where applicable federal or state law prohibits such payments to third parties); (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under the Medicare or Medicaid or similar state program or from any third party (where applicable federal or state law prohibits such payments to third parties); (iii) knowingly and willfully failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under the Medicare or Medicaid or similar state program or from any third party (where applicable federal or state law prohibits such payments to third parties) on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (A) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid, similar state program or plan or any third party (where applicable federal or state law prohibits such payments to third parties), or (B) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare, Medicaid, similar state program or plan or any third party (where applicable federal or state law prohibits such payments to third parties).
(ww)    The accounts receivable of the Company and its subsidiaries have been and will continue to be adjusted to reflect the reimbursement policies of third-party payors such as Medicare and Medicaid. The accounts receivable, after giving effect to the allowance for doubtful accounts, relating to such third-party payors do not materially exceed amounts the Company, and its subsidiaries are entitled to receive.
(xx)    Except as would not be expected to have a Material Adverse Effect, the Company and its subsidiaries (i) have undertaken all surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments) of all areas of its business and operations required by Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), and/or that could be materially and adversely affected by the failure of the Company and its subsidiaries to be in compliance with HIPAA as amended by the HITECH Act (“HIPAA, as amended”); (ii) have developed a compliance plan for being in compliance in all material respects with HIPAA, as amended; (iii) have implemented those provisions of such HIPAA compliance plan as are reasonably necessary to promote the Company’s and its subsidiaries’ compliance in all material respects with HIPAA, as amended; (iv) have conducted, to the extent required by law, all electronic transactions in accordance with HIPAA, as amended; (v) and have obtained, to the extent required by law, a valid National Provider Identifier, as defined under HIPAA, as amended. Neither the Company and its subsidiaries, nor to their knowledge any of their employees, is the subject of any civil or criminal penalty, claim, action or proceeding, or any administrative or other regulatory review, survey, or proceeding (other than routine surveys or reviews conducted by any government health plan or other government entity) that could result in any of the foregoing and could reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries in connection with any HIPAA violation by the Company and its subsidiaries.
Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.
2.    Representations, Warranties and Agreements of the Selling Stockholder. The Selling Stockholder represents, warrants and agrees that:
(a)    Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriter) has used or referred to any “free writing prospectus” (as defined in Rule 405), relating to the Stock;
(b)    The Selling Stockholder has, and immediately prior to any Delivery Date on which the Selling Stockholder is selling shares of Stock, the Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the shares of Stock to be sold by the Selling Stockholder hereunder on the Delivery Date, free and clear of all liens, encumbrances, equities or claims.
(c)        The Stock to be sold by the Selling Stockholder hereunder is subject to the interest of the Underwriter and the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law, by the death or incapacity of any individual Selling Stockholder, or the occurrence of any other event.
(d)    Upon payment for the Stock to be sold by such Selling Stockholder, delivery of such Stock, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Stock in the name of Cede or such other nominee and the crediting of such Stock on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim (within the meaning of Section 8‑105 of the UCC) to such Stock), (i) DTC shall be a “protected purchaser” of such Stock within the meaning of Section 8‑303 of the UCC, (ii) under Section 8‑501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Stock and (iii) no action based on any “adverse claim,” within the meaning of Section 8‑102 of the UCC, to such Stock may be asserted against the Underwriter with respect to such security entitlement. For purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (A) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8‑102 of the UCC and (C) appropriate entries to the account of the Underwriter on the records of DTC will have been made pursuant to the UCC.
(e)        The Selling Stockholder has full right, power and authority, corporate or otherwise, to enter into this Agreement.
(f)     This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Selling Stockholder.
(g)    The execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject or (ii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder.
(h)    No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder is required for the execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and sale of the Stock by the Underwriter.
(i)        The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding anything to the contrary, with respect to the Selling Stockholder, the preceding sentence applies only to statements in or omissions in the Registration Statement that are based upon information furnished to the Company by the Selling Stockholder specifically for use therein, it being understood and agreed that the only information furnished by the Selling Stockholder consists solely of the information relating to the Selling Stockholder under the captions “Selling Stockholder” and “Selling Stockholders” in the Registration Statement (the “Selling Stockholder Information”).
(j)        The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything to the contrary, with respect to the Selling Stockholder, the preceding sentence applies only to statements in or omissions in the Prospectus that are based upon information furnished to the Company by the Selling Stockholder specifically for use therein, it being understood and agreed that the only information furnished by the Selling Stockholder consists solely of the Selling Stockholder Information relating to such Selling Stockholder.
(k)    The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything to the contrary, with respect to the Selling Stockholder, the preceding sentence applies only to statements in or omissions in the Pricing Disclosure Package that are based upon information furnished to the Company by the Selling Stockholder specifically for use therein, it being understood and agreed that the only information furnished by the Selling Stockholder consists solely of the Selling Stockholder Information relating to such Selling Stockholder.
(l)     The Selling Stockholder is not prompted to sell shares of Common Stock by any information concerning the Company that is not set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(m)    The Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.
(n)    The sale of the Common Stock by the Selling Stockholder does not violate any of the Company’s internal policies regarding the sale of stock by its affiliates.
Any certificate signed by the Selling Stockholder and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Stock shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to the Underwriter.

3.    Purchase of the Stock by the Underwriter. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Selling Stockholder agrees to sell 800,000 shares of the Stock to the Underwriter, and the Underwriter agrees to purchase the Stock.
The price of the Stock purchased by the Underwriter shall be $58.97 per share. The purchase price payable by the Underwriter shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriter in connection with the transfer of the Stock to the Underwriter duly paid and (ii) any withholding required by law.
The Selling Stockholder shall not be obligated to deliver any of the Stock to be delivered on the Delivery Date, except upon payment for all such Stock to be purchased on the Delivery Date as provided herein.
4.    Offering of Stock by the Underwriter. The Underwriter proposes to offer the Stock for sale upon the terms and conditions to be set forth in the Prospectus.
5.    Delivery of and Payment for the Stock. Delivery of and payment for the Stock shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriter and the Company. This date and time are sometimes referred to as the “Delivery Date.” Delivery of the Stock shall be made to the Underwriter against payment by the Underwriter of the aggregate purchase price of the Stock being sold by the Selling Stockholder to or upon the order of the Selling Stockholder of the purchase price by wire transfer in immediately available funds to the accounts specified by the Selling Stockholder. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. The Company shall deliver the Stock through the facilities of DTC unless the Underwriter shall otherwise instruct.
6.    Further Agreements of the Company and the Underwriter. (a) The Company agrees:
(i)    To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Delivery Date except as provided herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;
(ii)    To furnish promptly to the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;
(iii)    To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof and prior to the termination of the offering of the Stock in connection with the offering or sale of the Stock and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;
(iv)    To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission;
(v)    Until the termination of the offering of the Stock, prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Underwriter and counsel for the Underwriter;
(vi)    Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter.
(vii)    To comply with all applicable requirements of Rule 433 with respect to any Issuer Free Writing Prospectus; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;
(viii)    As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, to make generally available to the Company’s security holders and to deliver to the Underwriter an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations;
(ix)    Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Stock for offering and sale under the securities laws of Canada and such other jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;
(x)    For a period commencing on the date hereof and ending on the 30th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the (x) Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof, and (y) issuance of shares of Common Stock or other securities (including securities convertible into or exchangeable for shares of Common Stock) in connection with the acquisition by the Company or any of its subsidiaries of the securities, businesses, properties or other assets of another person or entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition, provided any recipients of such shares of Common Stock pursuant to such acquisition shall deliver a “lock-up” agreement substantially in the form of Exhibit A hereto), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to employee compensation plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock (other than any registration statement on Form S-8) or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Underwriter, and to cause each officer of the Company set forth on Schedule 1 hereto to furnish to the Underwriter, prior to the Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”);
(b)    The Underwriter severally agrees that the Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 6(b), shall not be deemed to include information prepared by or on behalf of the Underwriter on the basis of or derived from issuer information.
7.    Further Agreements of the Selling Stockholder. The Selling Stockholder agrees:
(a)    During the Lock-Up Period, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Underwriter. The foregoing sentence shall not apply to bona fide gifts of shares of any class of the Company’s capital stock, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned; provided that it shall be a condition to any such transfer that (i) the donee agrees to be bound by the terms of the lock-up letter agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the donee were a party hereto, (ii) no filing by any party (donor or donee) under the Exchange Act, shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the Lock-Up Period), (iii) each party (donor or donee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer, and (iv) the undersigned notifies the Underwriter at least two business days prior to the proposed transfer.
(b)    That the Stock to be sold by the Selling Stockholder hereunder is subject to the interest of the Underwriter and that the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law, by the death or incapacity of any individual Selling Stockholder, or the occurrence of any other event.
(c)    Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriter) shall use or refer to any “free writing prospectus” (as defined in Rule 405), relating to the Stock;
(d)    To deliver to the Underwriter prior to the Delivery Date a properly completed and executed (i) certification of non-foreign status substantially in the form set forth in Treasury Regulations Section 1.1445-2(b)(2)(iv) and (ii) United States Treasury Department Form W-9, together with all required attachments to such form.
8.    Expenses. The Selling Stockholder agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Stock and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Stock; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (g) the listing of the Stock on the New York Stock Exchange and/or any other exchange; (h) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 6(a)(x) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriter); (i) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada (including related fees and expenses of Canadian counsel to the Underwriter); (j) the investor presentations on any “road show” undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; and (k) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholder under this Agreement; provided that, except as provided in this Section 8 and in Section 13, the Underwriter shall pay their own costs and expenses, including the costs and expenses of its counsel, any transfer taxes payable on resale of any of the Stock by them and the expenses of advertising any offering of the Stock made by the Underwriter and the Selling Stockholder shall pay the fees and expenses of its counsel and any transfer taxes payable in connection with its sales of Stock to the Underwriter.
9.    Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Company and the Selling Stockholder contained herein, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder, and to each of the following additional terms and conditions:
(a)    The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.
(b)    The Underwriter shall not have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of counsel for the Underwriter, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.
(c)    All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company and the Selling Stockholder shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
(d)    Bryan Cave LLP shall have furnished to the Underwriter its written opinion, as counsel to the Company, addressed to the Underwriter and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriter.
(e)    Keith H. Williamson, the General Counsel of the Company, shall have furnished to the Underwriter his written opinion, addressed to the Underwriter and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit B-1.
(f)    Jaffe Raitt Heuer & Weiss shall have furnished to the Underwriter its written opinion, as counsel to the Selling Stockholder, addressed to the Underwriter and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit B‑2.
(g)    The Underwriter shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriter, such opinion or opinions, dated the Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
(h)    At the time of execution of this Agreement, the Underwriter shall have received from KPMG LLP a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S‑X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
(i)    With respect to the letter of KPMG LLP referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Underwriter a letter (the “bring-down letter”) of such accountants, addressed to the Underwriter and dated the Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
(j)    The Company shall have furnished to the Underwriter a certificate, dated the Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that:
(i)    The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of the Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Delivery Date; and
(ii)    No stop order suspending the effectiveness of the Registration Statement has been issued; no proceedings or examination for that purpose have, to the knowledge of such officers, been instituted or threatened; and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.
(k)    The Selling Stockholder shall have furnished to the Underwriter on the Delivery Date a certificate, dated the Delivery Date, signed by, or on behalf of, the Selling Stockholder stating that the representations, warranties and agreements of the Selling Stockholder contained herein are true and correct on and as of the Delivery Date and that the Selling Stockholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Delivery Date.
(l)    Except as described in the most recent Preliminary Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since the dates as of which information is given in the Registration Statement and the Pricing Disclosure Package, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.
(m)    Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.
(n)    Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.
(o)    The New York Stock Exchange shall have approved the Stock for listing, subject only to official notice of issuance.
(p)    The Lock-Up Agreements of the officers of the Company set forth on Schedule 1, delivered to the Underwriter on or before the date of this Agreement, shall be in full force and effect on the Delivery Date.
All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.
10.    Indemnification and Contribution.
(a)    The Company shall indemnify and hold harmless the Underwriter, its directors, officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, director, officer, or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Underwriter, or (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse the Underwriter and each such director, officer, or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, director, officer, or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show, in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriter or to any director, officer, employee or controlling person of the Underwriter.
(b)    The Selling Stockholder shall indemnify and hold harmless the Underwriter, its directors, officers and employees, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show, any Blue Sky Application or any “free writing prospectus” (as defined in Rule 405), prepared by or on behalf of the Selling Stockholder or used or referred to by the Selling Stockholder in connection with the offering of the Stock in violation of Section 7(c) (a “Selling Stockholder Free Writing Prospectus”), (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show, any Blue Sky Application or any Selling Stockholder Free Writing Prospectus, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter, its directors, officers and employees and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, its directors, officers and employees or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred or (iii) any breach of any representation or warranty of the Selling Stockholder in this Agreement or any certificate or other agreement delivered pursuant hereto or contemplated hereby; provided, however, that the Selling Stockholder shall be liable in any such case only to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any such amendment or supplement or in any Permitted Issuer Information or any Non-Prospectus Road Show in each case in reliance upon and in conformity with the Selling Stockholder Information or arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Selling Stockholder Free Writing Prospectus. The liability of the Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the total gross proceeds from the offering of the shares of the Stock purchased under the Agreement received by the Selling Stockholder, as set forth in the table on the cover page of the Prospectus. The foregoing indemnity agreement is in addition to any liability that the Selling Stockholder may otherwise have to the Underwriter or any officer, employee or controlling person of the Underwriter.
(c)    The Underwriter shall indemnify and hold harmless the Company, the Selling Stockholder, the Company’s directors, officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Selling Stockholder or any such director, officer, or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(f). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriter or to any director, officer, employee or controlling person of the Underwriter.
(d)    Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 10 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 10(a), (b) or (c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.
(e)    If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b), 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Selling Stockholder, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the shares of the Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Stock underwritten by it exceeds the amount of any damages that the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(f)    The Underwriter confirms and the Company and the Selling Stockholder acknowledge and agree that the statements regarding delivery of shares by the Underwriter set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriter appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.
11.    [Reserved].
12.    Termination. The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company and the Selling Stockholder prior to delivery of and payment for the Stock if, prior to that time, any of the events described in Sections 9(l), 9(m) and 9(o) shall have occurred or if the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement.
13.    Reimbursement of Underwriter’s Expenses. If the Selling Stockholder shall fail to tender the Stock for delivery to the Underwriter for any reason or (b) the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement, the Selling Stockholder will reimburse the Underwriter for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Selling Stockholder shall pay the full amount thereof to the Underwriter.
14.    Research Analyst Independence. The Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Stockholder hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Stockholder may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Stockholder by the Underwriter’s investment banking divisions. The Company and the Selling Stockholder acknowledge that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
15.    No Fiduciary Duty. The Company and the Selling Stockholder acknowledge and agree that in connection with this offering, sale of the Stock or any other services the Underwriter may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter: (i) no fiduciary or agency relationship between the Company, Selling Stockholder and any other person, on the one hand, and the Underwriter, on the other, exists; (ii) the Underwriter is not acting as an advisor, expert or otherwise, to either the Company or the Selling Stockholder, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriter may have to the Company or Selling Stockholder shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriter and its affiliates may have interests that differ from those of the Company and the Selling Stockholder. The Company and the Selling Stockholder hereby waive any claims that the Company or the Selling Stockholder may have against the Underwriter with respect to any breach of fiduciary duty in connection with this offering.
16.    Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
(a)    if to the Underwriter, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 1271 Avenue of the Americas, 42nd Fl, New York, New York 10020, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 10(d), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 1271 Avenue of the Americas, 44th floor, New York, New York 10020 (Fax: 212-520-0421);
(b)    if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel (Fax: (314) 725-5180), with a copy to J. Mark Klamer, Bryan Cave, LLP, 211 North Broadway, One Metropolitan Square, Suite 3600, St. Louis, Missouri 63102, (Fax: 314-552-8134); and
(c)    if to the Selling Stockholder, shall be delivered or sent by mail or facsimile transmission to the Selling Stockholder at Mark T. Mitchell, c/o US Medical Management, LLC, 500 Kirts Blvd., Troy, Michigan 48084 (Fax: 855-618-2628).
Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.
17.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, Selling Stockholder and their respective personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholder contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and of the Underwriter and each person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriter contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 17, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
18.    Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholder and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
19.    Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405.
20.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
21.    Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
22.    Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement the Company, the Selling Stockholder and the Underwriter, please indicate your acceptance in the space provided for that purpose below.
Very truly yours,

CENTENE CORPORATION

By:	/s/ William N. Scheffel
Name: William N. Scheffel
Title: Executive Vice President & Chief Financial Officer

/s/ Mark T. Mitchell
Name: Mark T. Mitchell

Accepted:

BARCLAYS CAPITAL INC.
By:     /s/ Victoria Hale
Authorized Representative

SCHEDULE 1
PERSONS DELIVERING LOCK-UP AGREEMENTS
Named Executive Officers
Michael F. Neidorff
Carol E. Goldman
Jesse N. Hunter
Donald G. Imholz
William N. Scheffel

SCHEDULE 2
1. Public offering price of $59.80 per share
2. 800,000 shares

EXHIBIT A

LOCK-UP LETTER AGREEMENT
BARCLAYS CAPITAL INC.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:
The undersigned understands that you (the “Underwriter”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase of shares (the “Stock”) of Common Stock, par value $0.001 per share (the “Common Stock”), of Centene Corporation, a Delaware corporation (the “Company”), and that the Underwriter proposes to reoffer the Stock to the public (the “Offering”).
In consideration of the execution of the Underwriting Agreement by the Underwriter, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Underwriter, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 30th day after the date of the Prospectus relating to the Offering (such 30-day period, the “Lock-Up Period”).
The foregoing paragraph shall not apply to bona fide gifts, sales or other dispositions of shares of any class of the Company’s capital stock, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of the lock-up letter agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the Lock-Up Period referred to above), (iii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition, and (iv) the undersigned notifies the Underwriter at least two business days prior to the proposed transfer or disposition. In addition, the foregoing paragraph shall not apply to (i) the establishment of a trading plan by the undersigned pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Stock during the Lock-Up Period referred to above and no filing under the Exchange Act, or other public announcement (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the Lock-Up Period referred to above), shall be required or shall be made voluntarily in connection with the establishment of such plan until after the expiration of the Lock-Up Period; (ii) transfers of Common Stock executed under a trading plan by the undersigned pursuant to Rule 10b5-1 under the Exchange Act as existing on the date of the Underwriting Agreement and (iii) sales or other dispositions of any shares of Common Stock issuable upon vesting of outstanding awards for the purpose of covering tax obligations which arise from such vesting.
In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.
It is understood that, if the Company notifies the Underwriter that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.
The undersigned understands that the Company and the Underwriter will  proceed with the Offering in reliance on this Lock-Up Letter Agreement.
Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Stockholder named therein and the Underwriter.
[Signature page follows]

2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
Very truly yours,
By:______________________________
Name:

Title:
Dated: _______________

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EXHIBIT B-1
FORM OF OPINION OF GENERAL COUNSEL
(i)    Each of the documents incorporated by reference in the Preliminary Prospectus and the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act when it was filed with the Commission or when it became effective under the Exchange Act, as applicable, complied as to form with the requirements of the Exchange Act, in all material respects.
(ii)    Except as otherwise disclosed in the Registration Statement or the Pricing Disclosure Package, all of the capital stock of each subsidiary is validly issued and outstanding, fully paid and nonassessable, and is owned by the Company, directly or through subsidiaries.
(iii)    Except as otherwise disclosed in the Registration Statement or the Pricing Disclosure Package, to my knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement.
In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent he or she may deem proper, on certificates of responsible officers of the Company and public officials.

B-1-1

EXHIBIT B-2
FORM OF OPINION OF SELLING STOCKHOLDER’S COUNSEL
(i)    The Selling Stockholder has full right, power and authority to enter into this Agreement. The execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby do not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument known to such counsel to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject or (ii) result in any violation of any federal or Michigan statute, rule or regulation, which, in such counsel’s experience, is normally applicable to transactions of the type contemplated by this Agreement, or any order known to such counsel issued by any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder.
(ii)    Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and sale of the Stock by the Underwriter, no consent, approval, authorization or order of, or filing or registration with, any federal or Michigan court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder is required for the execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby.
(iii)    This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Selling Stockholder.
(iv)    Immediately prior to the Delivery Date, the Selling Stockholder had good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the UCC in respect of, the shares of Stock to be sold by the Selling Stockholder under the Agreement on the Delivery Date, free and clear of all liens, encumbrances, equities or claims and full right, power and authority to sell, assign, transfer and deliver such shares to be sold by the Selling Stockholder under the Agreement.
(v)    Upon payment for the Stock to be sold by the Selling Stockholder, delivery of such Stock, as directed by the Underwriter, to Cede or such other nominee as may be designated by DTC, registration of such Stock in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim (within the meaning of Section 8‑105 of the UCC to such Stock)), (i) DTC shall be a “protected purchaser” of such Stock within the meaning of Section 8‑303 of the UCC, (ii) under Section 8‑501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Stock and (iii) no action based on any “adverse claim”, within the meaning of Section 8‑102 of the UCC, to such Stock may be asserted against the Underwriter with respect to such security entitlement. For purposes of this opinion, such counsel may assume that when such payment, delivery and crediting occur, (A) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8‑102 of the UCC and (C) appropriate entries to the accounts of the Underwriter on the records of DTC will have been made pursuant to the UCC.
In rendering such opinion, such counsel may (i) state that its opinion is limited to matters governed by the federal laws of the United States of America and the laws of the State of Michigan.

B-2-1

EXHIBIT C
SIGNIFICANT SUBSIDIARIES
As used in the Agreement, the “Significant Subsidiaries” of the Company are as follows:

Bankers Reserve Life Insurance Company of Wisconsin, a Wisconsin corporation
Centene Company of Texas, LP, a Texas limited partnership
Centene Management Company, LLC, a Wisconsin LLC
Superior HealthPlan, Inc., a Texas corporation
US Script, Inc., a Delaware corporation

C-1